                                                                    EXHIBIT 10.5


                                OPTION AGREEMENT

         This OPTION AGREEMENT (the "Agreement") is dated as of June 24, 1996 among CENTRAL FINANCIAL ACCEPTANCE CORPORATION, a Delaware corporation ("Central"), BANNER'S CENTRAL ELECTRIC, INC., a California corporation ("Banner"), and BANNER HOLDINGS, INC., a Delaware corporation ("Holdings").

         WHEREAS, concurrently herewith, Central, Banner and Holdings have entered into a Reorganization Agreement dated as of the date hereof pursuant to which Central will acquire the consumer finance business of Holdings and Banner (the "Reorganization");

         WHEREAS, Central has filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the issuance and sale by Central of up to 2,127,000 shares of its common stock, par value of $.01 per share;

         WHEREAS, concurrently herewith, Central, Banner and Holdings have entered into various additional agreements for the purpose of defining the ongoing relationship among the parties following the Reorganization;

         WHEREAS, Holdings desires to grant to Central an option (the "Option") to purchase all of the outstanding capital stock of Banner (the "Shares"), which Shares are owned beneficially and of record by Holdings.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the parties agree as follows:

         1. Option. Holdings hereby grants to Central the Option to purchase the Shares at any time commencing with the first anniversary of the Reorganization and terminating on the third anniversary of the Reorganization (the "Option Termination Date"). Central may exercise the option by delivering to Holdings a written notice of exercise.

         2. Exercise Price. The exercise price for the Shares shall be equal to the book value of Banner as reflected on Banner's balance sheet for the month ended immediately preceding the exercise of the Option (the "Exercise Price"). The balance sheet shall be prepared in accordance with generally accepted accounting principles on a basis consistent with prior periods.

         3. Payment of Exercise Price. The Exercise Price is payable, at Central's option, in cash or in shares of common stock, par value $0.01 per share, of Central (the "Common Stock"). If Central chooses to pay the Exercise Price in shares of Common Stock, the number of shares of Common Stock that Central shall deliver shall be equal to the quotient of the Exercise Price divided by the average last sales, close, or bid and asked price of the Common Stock as reported by the Nasdaq National Market or such other market on which the Common Stock is traded, listed or quoted during the ten trading days preceding the date on which Central delivers its notice of exercise or, if the Common Stock is not so traded, listed or quoted, as reasonably determined by the Board of Directors of Central.

         4. Representations and Warranties of Banner and Holdings. All of the Shares have been duly and validly authorized and issued and are fully paid and nonassessable and were not issued and are not now in violation of or subject to any preemptive rights. The Shares are owned of record and beneficially by Holdings free and clear of any security interests, liens, encumbrances, equities or claims.

         5.  Covenants of Banner and Holdings.

         (a) From the date hereof up to and including the Option Termination Date, Banner will not, without Central's prior written consent, (i) issue, sell, offer or agree to sell, grant any option for the sale of or otherwise dispose of any capital stock of Banner (or any securities convertible into, exercisable for or exchangeable for capital stock of Banner), or (ii) sell all or substantially all of its assets.

         (b) From the date hereof up to and including the Option Termination Date, Holdings will not, without Central's prior written consent, sell, offer or agree to sell, grant any option for the sale of or otherwise dispose of any of the Shares.

         6. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may not be assigned or delegated by any party without the consent of the other parties.

         7. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given at the time when mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or sent by Federal Express or other similar overnight courier service, addressed to the appropriate party at 5480 East Ferguson Drive, Commerce, California 90022, Attention: Secretary, or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate answerback is received.

         8. Governing Law. This Agreement shall be governed by the laws of the State of California without giving effect to the principles of conflicts of law.

         9. Entire Agreement. This Agreement sets forth the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended or otherwise modified except in writing duly executed by all of the parties. No waiver of any provision or breach of this Agreement shall be effective unless such waiver is in writing and signed by the party against which enforcement of such waiver is sought. A waiver by any party of any breach or violation of this Agreement shall not be deemed or construed as a waiver of any subsequent breach or violation thereof.

         10. Severability. Should any part, term or condition hereof be declared illegal or unenforceable or in conflict with any other law, the validity of the remaining portions or provisions of this Agreement shall not be affected thereby, and the illegal or unenforceable portions of the Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact.

         11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         12. Headings. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                                      CENTRAL FINANCIAL ACCEPTANCE CORPORATION


                                      By /s/ GARY M. CYPRES
                                        ----------------------------------------
                                        Gary M. Cypres
                                        Chief Executive Officer and President


                                      BANNER'S CENTRAL ELECTRIC, INC.


                                      By /s/ GARY M. CYPRES
                                        ----------------------------------------
                                        Gary M. Cypres
                                        Chief Executive Officer and President


                                      BANNER HOLDINGS, INC.


                                      By /s/ GARY M. CYPRES
                                        ----------------------------------------
                                        Gary M. Cypres
                                        Chief Executive Officer and President



                                       -3-